Exhibit 3.2













                                  BY-LAWS

                                     OF

                           EDISON MISSION ENERGY

                              AUGUST 15, 2001



















                           EDISON MISSION ENERGY

                                   INDEX

Article I -- Offices
         Section 1.1    Principal Executive Office............................1
         Section 1.2    Other Offices.........................................1

Article II -- Stockholders
         Section 2.1    Meeting Locations.....................................1
         Section 2.2    Annual Meetings.......................................1
         Section 2.3    Special Meetings......................................2
         Section 2.4    Notice of Annual or Special Meeting...................2
         Section 2.5    Quorum; Adjournment...................................3
         Section 2.6    Adjourned Meeting and Notice Thereof..................3
         Section 2.7    Voting................................................4
         Section 2.8    Record Date...........................................5
         Section 2.9    Consent of Absentees; Waiver of Notice................5
         Section 2.10   Action Without Meeting................................5
         Section 2.11   Proxies...............................................6

Article III -- Directors
         Section 3.1    Powers................................................6
         Section 3.2    Number of Directors...................................7
         Section 3.3    Election and Term of Office...........................7
         Section 3.4    Vacancies.............................................7
         Section 3.5    Place of Meeting......................................8
         Section 3.6    Organization Meeting..................................8
         Section 3.7    Special Meetings......................................8
         Section 3.8    Quorum................................................9
         Section 3.9    Participation in Meetings by Conference Telephone.....9
         Section 3.10   Waiver of Notice......................................9
         Section 3.11   Adjournment...........................................9
         Section 3.12   Fees and Compensation................................10
         Section 3.13   Action Without Meeting...............................10
         Section 3.14   Independent Director.................................10
         Section 3.15   Actions Requiring Unanimous Approval.................10

Article IV -- Officers
         Section 4.1    Officers.............................................13
         Section 4.2    Election.............................................13
         Section 4.3    Eligibility of Chairman of the Board,
                        Vice Chairman of the Board or President..............13
         Section 4.4    Removal and Resignation..............................13
         Section 4.5    Appointment of Other Officers........................14
         Section 4.6    Vacancies............................................14
         Section 4.7    Salaries.............................................14
         Section 4.8    Chairman of the Board................................14
         Section 4.9    Vice Chairman of the Board...........................14
         Section 4.10   President............................................14
         Section 4.11   Vice President.......................................15
         Section 4.12   Chief Operating Officer..............................15
         Section 4.13   General Manager......................................15
         Section 4.14   Chief Financial Officer..............................15
         Section 4.15   General Counsel......................................16
         Section 4.16   Assistant General Counsel............................16
         Section 4.17   Controller...........................................16
         Section 4.18   Secretary............................................16
         Section 4.19   Assistant Secretary..................................16
         Section 4.20   Secretary Pro Tempore................................16
         Section 4.21   Treasurer............................................17
         Section 4.22   Assistant Treasurer..................................17
         Section 4.23   Performance of Duties................................17

Article V -- Other Provisions
         Section 5.1    Inspection of By-laws................................17
         Section 5.2    Contracts and Other Instruments, Loans,
                        Notes and Deposit of Funds...........................17
         Section 5.3    Representation of Shares of Other Corporations.......18
         Section 5.4    Fiscal Year and Subdivisions.........................18
         Section 5.5    Record Owners........................................19
         Section 5.6    Construction and Definitions.........................19

Article VI -- Indemnification
         Section 6.1    Power to Indemnify in Actions, Suits or
                        Proceedings other than Those by or in the
                        Right of the Corporation.............................19
         Section 6.2    Power to Indemnify in Actions, Suits or Proceedings
                        by or in the Right of the Corporation................19
         Section 6.3    Authorization of Indemnification.....................20
         Section 6.4    Good Faith Defined...................................20
         Section 6.5    Indemnification by a Court...........................21
         Section 6.6    Expenses Payable in Advance..........................21
         Section 6.7    Indemnification of Employees and Agents..............21
         Section 6.8    Right of Directors and Officers to Bring Suit........21
         Section 6.9    Successful Defense...................................22
         Section 6.10   Nonexclusivity of Rights.............................22
         Section 6.11   Survival of Indemnification and
                        Advancement of Expenses..............................22
         Section 6.12   Limitation on Indemnification........................22
         Section 6.13   Insurance............................................23
         Section 6.14   Expenses as a Witness................................23
         Section 6.15   Indemnity Agreements.................................23
         Section 6.16   Severability.........................................23
         Section 6.17   Certain Definitions..................................24
         Section 6.18   Effect of Repeal or Modification.....................24

Article VII -- Amendments
         Section 7.1    Amendments...........................................24








                                  BY-LAWS
                                  -------

                     By-laws for the regulation, except
                      as otherwise provided by statute
                    or its Certificate of Incorporation

                                     of

                           EDISON MISSION ENERGY

                       Adopted as of August 15, 2001



                            ARTICLE I -- OFFICES
                            --------------------


Section 1.1      Principal Executive Office.
                 --------------------------

            The principal executive office of the corporation is hereby fixed and located at 18101 Von Karman Avenue, Suite 1700, in the City of Irvine, County of Orange, State of California. The Board of Directors ("the Board") is hereby granted full power and authority to change the principal executive office from one location to another.

Section 1.2      Other Offices.
                 -------------

            Branches or subordinate offices may be established at any time by the Board of Directors or the President at any place within or without the State of California.


                         ARTICLE II -- STOCKHOLDERS
                         --------------------------


Section 2.1      Meeting Locations.
                 -----------------

            All meetings of stockholders shall be held at the principal executive office, or at such other office or places within or without the State of Delaware as may be designated by either the Board or by the person or persons giving notice of the meeting pursuant to Section 2.4.

Section 2.2      Annual Meetings.
                 ---------------

            The annual meeting of stockholders shall be held on the 1st Tuesday in the month of May of each year, at the hour of 2:00 p.m. on said day, or at such other time on such other day as shall be fixed by the Board, to elect directors to hold office for the year next ensuing and until their successors shall be elected, and to consider and act upon such other matters as may lawfully be presented to such meeting; provided, however, that should said day fall upon a legal holiday observed by this corporation, then any such annual meeting of stockholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day.

Section 2.3      Special Meetings.
                 ----------------

            Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board, the Vice Chairman of the Board, the President, the Executive Vice President, the Senior Vice President, or the holders of shares entitled to cast not less than ten percent of the votes at such meeting. Upon written request to the Chairman of the Board, the Vice Chairman of the Board, the President, the Executive Vice President, the Senior Vice President, the Secretary or Assistant Secretary by any person entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five nor more than sixty days after the receipt of the request. If the notice is not given within twenty days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 2.4      Notice of Annual or Special Meeting.
                 -----------------------------------

            Written notice of each annual or special meeting of stockholders shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders, but subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the name of nominees intended at the time of the notice to be presented by the Board for election.

            Notice of a stockholders' meeting or any report to the stockholders shall be given either personally to the recipient or to a person in the office of the recipient or by first-class United States mail, by private mail or messenger service, by telephone facsimile transmission, or by any other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Such notice or report shall be deemed to have been given at the time when delivered personally, deposited in the United States mail or sent by private mail or messenger service, by telephone facsimile transmission or sent by any other means of written or electronic communication. Notice to stockholders may also be given by a form of electronic transmission if consented to by the stockholders to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed to be revoked (i) if the corporation is unable to deliver by electronic transmission two consecutive notices by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the corporation or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission shall be deemed given (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) by any other form of electronic transmission, when directed to the stockholder.

Section 2.5      Quorum; Adjournment.
                 -------------------

            (a) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the stockholders.

            (b) Except as provided in subsection (c) below, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the certificate of incorporation of the corporation, as it may be amended or restated from time to time (the "Certificate of Incorporation").

            (c) The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

            (d) In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in subsection (c) above.

Section 2.6      Adjourned Meeting and Notice Thereof.
                 ------------------------------------

            Any stockholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as permitted by applicable law in the case of withdrawals by stockholders to reduce the number remaining to less than a quorum) no other business may be transacted at such meeting.

            Notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in the manner provided by Section 2.4.

Section 2.7      Voting.
                 ------

            The stockholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 2.8.

            Voting shall in all cases be subject to the provisions of the Delaware General corporation Law (the "DGCL") and the Certificate of Incorporation. Without limiting the generality of the foregoing sentence:

            (a) Shares standing in the name of another corporation, domestic or foreign, may be voted by an officer, agent, or proxyholder as the By-laws of the other corporation may prescribe or, in the absence of such provision, as the Board of the other corporation may determine or, in the absence of that determination, by the chairman of the board, president or any vice president of the other corporation, or by any other person authorized to do so by the chairman of the board, president, or any vice president of the other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of the DGCL, unless the contrary is shown.

            (b) Shares of this corporation owned by its subsidiary shall not be entitled to vote on any matter.

            (c) Shares of this corporation held by this corporation in a fiduciary capacity, and shares of this corporation held in a fiduciary capacity by its subsidiary, shall not be entitled to vote on any matter, except as follows: (i) to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give this corporation binding instructions as to how to vote such shares; or (ii) where there are one or more co-trustees who are not affected by the prohibition of this subsection, in which case the shares may be voted by the co-trustees as if it or they are the sole trustees.

Section 2.8      Record Date.
                 -----------

            The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting or to vote, entitled to consent to corporate action in writing or by electronic transmission without a meeting, or entitled to receive payment of any dividend or other distribution, or any allotment of any rights or entitled to exercise any rights, in respect of any other lawful action. The record date so fixed shall be not more than sixty days nor less than ten days prior to the date of the meeting nor more than sixty days prior to any other action. When a record date is so fixed, only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date, except as otherwise provided by law or these By-laws.

Section 2.9      Consent of Absentees; Waiver of Notice.
                 --------------------------------------

            The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice (or provides a waiver thereof by electronic transmission) or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by this division to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the Certificate of Incorporation or these By-laws, except as provided in the DGCL.

 Section 2.10    Action Without Meeting.
                 ----------------------

            Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this
Section 2.10 to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided above in this section.

Section 2.11     Proxies.
                 -------

            Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such stockholder and filed with the Secretary. No proxy shall be valid after the expiration of three (3) years from the date thereof, unless otherwise provided in the proxy.


                          ARTICLE III -- DIRECTORS
                          ------------------------


Section 3.1      Powers.
                 ------

            Subject to any limitations of the Certificate of Incorporation, of these By-laws and of the DGCL relating to action required to be approved by the stockholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these By-laws:

            (a) To select and remove all the other officers, agents and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation or these By-laws, fix their compensation and require from them security for faithful service.

            (b) To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Certificate of Incorporation or these By-laws, as they may deem best.

            (c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they deem best.

            (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

            (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Section 3.2      Number of Directors.
                 -------------------

            The authorized number of directors shall not be less than four
(4) nor more than six (6) until changed by amendment of the Certificate of Incorporation or by a By-law duly adopted by the stockholders. The exact number of directors shall be fixed, within the limits specified, by the Board or the stockholders in the same manner provided in these By-laws for the amendment thereof. The exact number of authorized directors shall be five (5) until changed as provided in these By-laws.

Section 3.3      Election and Term of Office.
                 ---------------------------

            The directors shall be elected at each annual meeting of the stockholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified, or until such director's earlier death, resignation or removal.

Section 3.4      Vacancies.
                 ---------

            Any director may resign effective upon giving written notice to the Chairman of the Board, the Vice Chairman of the Board, the President, the Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

            Unless otherwise required by law or the Certificate of Incorporation, vacancies in the Board may be filled by a majority of the remaining directors, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

            A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

            The stockholders may elect a director or directors at any time to fill any vacancy not filled by the directors. Any such election by written consent requires the consent of holders of a majority of the outstanding capital stock entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

            No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

Section 3.5      Place of Meeting.
                 ----------------

            Regular or special meetings of the Board shall be held at any place within or without the State of Delaware which has been designated from time to time by the Board or as provided in these By-laws. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

Section 3.6      Organization Meeting.
                 --------------------

            Promptly following each annual meeting of stockholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business.

Section 3.7      Special Meetings.
                 ----------------

            Special meetings other than organization meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, the Secretary, an Assistant Secretary or by any two directors.

            Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight
(48) hours before the date of the meeting, by telephone, telegram or other electronic means on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. The notice need not specify the purpose of such meeting.

            Notice by first-class mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid or sent by private mail or messenger service. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient, to a person in the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient, delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person, by telephone to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

 Section 3.8     Quorum.
                 ------

            At all meetings of the Board, one-third of the maximum number of authorized directors constitutes a quorum of the Board, except to adjourn as provided in Section 3.11 of this Article. As defined in Section 3.2 of this Article, the maximum number of authorized directors is six. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law or by the Certificate of Incorporation; provided, however, that a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.9      Participation in Meetings by Conference Telephone.
                 -------------------------------------------------

            Members of the Board may participate in a meeting of the Board through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

Section 3.10     Waiver of Notice.
                 ----------------

            The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice (or provides a waiver thereof by electronic transmission), a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.11     Adjournment.
                 -----------

            A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 3.12     Fees and Compensation.
                 ---------------------

            Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

Section 3.13     Action Without Meeting.
                 ----------------------

            Unless otherwise provided by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all of the members of the Board consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board. Such written consent or consents, in writing or by electronic transmission, shall have the same force and effect as a unanimous vote of the Board.

Section 3.14     Independent Director.
                 --------------------

            At least one member of the Board (referred to as an "Independent Director") shall not have been, at the time of such director's appointment or at any time in the preceding five (5) years, (a) a direct or indirect legal or beneficial owner of any equity securities of the corporation or any Affiliate of the corporation, (b) a creditor, supplier, employee, officer, director, family member, manager or contractor of the corporation or any Affiliate of the corporation or (c) a person who controls (whether directly or indirectly or otherwise) the corporation or any Affiliate of the corporation or any creditor, supplier, employee, officer, director, manager or contractor of the corporation or any Affiliate of the corporation; provided, however, that the lack of an Independent Director shall not affect the validity of the election of any director or of any action taken by the Board that otherwise would be valid under the Certificate of Incorporation and these By-laws and the DGCL, except for any action requiring unanimous approval under Section 3.15 of this Article.

            As used in this Section 3.14, the term "Affiliate" means any entity (i) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of the common stock or other voting securities of the corporation, or which is otherwise in control of the corporation, (ii) of which 10% or more of the outstanding voting securities are owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is controlled by any entity described in clause (i) above; provided that for the purposes of this definition the terms "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended.

Section 3.15     Actions Requiring Unanimous Approval.
                 ------------------------------------

            Notwithstanding any other provision of these By-laws or applicable law, the corporation shall not, without the affirmative vote or written consent of 100% of the members of the Board (which must include at least one Independent Director), take any action to do any of the following:

            (a) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity other than a consolidation, merger, conveyance or transfer as a result of which the corporation is the surviving entity or the surviving entity is organized under the laws of any State of the United States of America, assumes the obligations of the corporation, and has provisions in its organizational documents substantially similar to Sections 3.14 and 3.15 of this Article Ill;

            (b) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it or file a petition seeking, or consent to, reorganization, liquidation or relief under any applicable federal or state law relating to bankruptcy, insolvency or reorganization, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, or make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due; or

            (c) declare or pay any dividend (other than dividends payable solely in the common stock of the corporation) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the corporation or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the corporation (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Covered Distributions"); provided, however, that Covered Distributions may be made by the corporation without the affirmative vote or written consent of 100% of the members of the Board if, at the time such Covered Distribution is declared: (i) the corporation's senior unsecured long-term debt rating is at least BBB- (or equivalent) by Standard and Poor's Rating Services ("S&P") and Baa3 (or equivalent) by Moody's Investors Service, Inc. ("Moody's"), and prior to such Covered Distribution the corporation has received confirmation that, as a result of such Covered Distribution, the corporation's senior unsecured long-term debt rating will not be downgraded below BBS- (or equivalent) by S&P or Baa3 (or equivalent) by Moody's, or
(ii) the Interest Coverage Ratio (as defined below) is not less than 2.2 to
1.0 for the immediately preceding four fiscal quarters for which financial information in respect thereof is available; provided that, in the case of Covered Distributions pursuant to clause (ii), the aggregate of such Covered Distributions during any fiscal quarter shall not exceed $32.5 million.

            As used in this Section 3.15. the terms appearing below shall have the meanings assigned to them as follows:

            "Interest Coverage Ratio" shall mean, for any period, Funds Flow from Operations during such period over Interest Expense for such period.

            "Funds Flow from Operations" shall mean, for any period, Distributions plus Operating Cash Flow plus interest income during such period less Operating Expenses during such period.

            "Distributions" shall mean any interest or principal payments on loans, distributions, management fees and dividends to the corporation or any of its subsidiaries made by a Non-Consolidated Operating Project.

            "Operating Cash Flow" shall mean, for any period, the excess of accrued Project Revenues during such period less accrued Project Operating Expenses less accrued Project Debt Service during such period from a Consolidated Operating Project.

            "Project Revenues" shall mean, for any period, all accrued revenues by the Consolidated Operating Projects during such period, including revenues from the sale of energy and capacity, steam and fuel plus accruals for business interruption insurance and all interest and other income.

            "Project Operating Expenses" shall mean all accrued expenses by the Consolidated Operating Projects which are necessary for the continued operation and maintenance of the Consolidated Operating Projects which shall include operating lease payments and foreign taxes paid but exclude depreciation and amortization or any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power the Consolidated Operating Projects or capital expenditures for environmental purposes which are not required by applicable law.

            "Project Debt Service" shall mean, for any period, all accrued interest and principal payments during such period for the Consolidated Operating Projects. Any principal payments made due to refinancing shall be excluded.

            "Consolidated Operating Projects" shall mean any electric generation facilities, oil and gas properties, trading activities, and operation and maintenance services in which the corporation or its subsidiaries have a direct or indirect ownership greater than 50%.

            "Non-Consolidated Operating Projects" shall mean any electric generation facilities, oil and gas properties, trading activities, and operation and maintenance services in which the corporation or its subsidiaries have a direct or indirect ownership equal to or less than 50%.

            "Operating Expenses" shall mean, for any period, all amounts accrued by the corporation in the conduct of its business during such period, including utilities, general and administrative expenses, employee salaries, wages and other employment-related costs, fees for letters of credit, surety bonds and performance bonds. Operating Expenses do not include federal and state taxes, depreciation or amortization, and other non-cash charges.

            "Interest Expense" shall mean the accrued interest expense of all the corporation's senior recourse indebtedness, but shall exclude any intercompany obligation on which interest or the equivalent is received by the corporation.


                           ARTICLE IV -- OFFICERS
                           ----------------------


Section 4.1      Officers.
                 --------

            The officers of the corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, a Vice President, a Chief Financial Officer, a Controller, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board, one or more additional Vice Presidents, a Chief Operating Officer, a General Manager, a General Counsel, one or more Assistant General Counsels, one or more Assistant Controllers, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.5 of this Article.

Section 4.2      Election.
                 --------

            The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section
4.5 or Section 4.6 of this Article, shall be chosen annually by, and shall serve at the pleasure of the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

Section 4.3      Eligibility of Chairman of the Board,
                 Vice Chairman of the Board or President.
                 ---------------------------------------

            No person shall be eligible for the office of Chairman of the Board, Vice Chairman of the Board or President unless such person is a member of the Board of the corporation; any other officer may or may not be a director.

Section 4.4      Removal and Resignation.
                 -----------------------

            Any officer may be removed, either with or without cause, by the Board at any time or by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

            Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract of employment to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5      Appointment of Other Officers.
                 -----------------------------

            The Board may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the By-laws or as the Board may from time to time determine. Notwithstanding the job title for such person, no employee or other representative of this corporation shall be an officer of this corporation unless elected by the Board.

Section 4.6      Vacancies.
                 ---------

            A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-laws for regular election or appointment to such office.

Section 4.7      Salaries.
                 --------

            The salaries of the Chairman of the Board, Vice Chairman of the Board, President, General Manager, Vice Presidents, Controller, Treasurer and Secretary of the corporation shall be fixed by the Board. Salaries of all other officers shall be approved from time to time by the chief executive officer.

Section 4.8      Chairman of the Board.
                 ---------------------

            The Chairman of the Board, if there shall be such an officer, shall preside at all meetings of the Board, and shall exercise such powers and perform such duties as from time to time may be conferred upon or assigned to him by the Board or the By-laws.

Section 4.9      Vice Chairman of the Board.
                 --------------------------

            The Vice Chairman of the Board, if there shall be such an officer, shall perform such of the duties of the Chairman of the Board as the Chairman of the Board shall designate, and, in the absence of the Chairman of the Board, shall perform the duties of the Chairman of the Board.

 Section 4.10    President.
                 ---------

            Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board or Vice Chairman of the Board, the President shall be the chief executive officer of the corporation and has, subject to the control of the Board, general supervision, direction, and control of the business and affairs of the corporation. The President shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board or Vice Chairman of the Board, or if there be neither, at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president of a corporation and has such other powers and duties as may be prescribed by the Board or the By-laws. The President may designate from time to time the titles which the employees or other representatives of this corporation shall use, including the appointment of agent for service of process. Without limiting the foregoing, the President may designate one or more employees as regional vice-presidents.

Section 4.11     Vice President.
                 --------------

            In the absence or disability of the President, the Vice Presidents in order of their rank shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon the President. The Board of Directors may establish the order of rank of the Vice Presidents. In the absence of such ranking, the Vice Presidents shall be ranked as follows: Executive Vice President (if any), Senior Vice President (if any). Vice Presidents holding identical titles shall be ranked in order of election to that office by the Board.

Section 4.12     Chief Operating Officer.
                 -----------------------

            The Chief Operating Officer, if there shall be such an officer, must be a vice president of the corporation and shall be subject to the exercise of the general powers of supervision, direction and control of the business and officers of the corporation by the President, and supervise the operations of the corporation.

Section 4.13     General Manager.
                 ---------------

            The General Manager, if there shall be such an officer, must be a vice president of the corporation and shall, subject to the exercise of the general powers of supervision, direction and control by the President, or the Chief Operating Officer, if any, shall manage the operations of the corporation. In the absence of the Chief Operating Officer, the General Manager shall perform all the duties of the Chief Operating Officer and when so acting shall have all the powers of, and be subject to, all the restrictions upon the Chief Operating Officer.

Section 4.14     Chief Financial Officer.
                 -----------------------

            The Chief Financial Officer of the corporation shall be the chief consulting officer in all matters of financial import, and shall have control over all financial matters concerning the corporation. If the corporation does not have a currently elected and acting Controller, the Chief Financial Officer shall also be the chief accounting officer of the corporation.

Section 4.15     General Counsel.
                 ---------------

            The General Counsel shall be the chief consulting officer of the corporation in all legal matters and, subject to the President, shall have control over all matters of legal import concerning the corporation.

Section 4.16     Assistant General Counsel.
                 -------------------------

            One or more Assistant General Counsels, if any, shall perform such of the duties of the General Counsel as the General Counsel may designate, and in the absence or disability of the General Counsel, any Assistant General Counsel, in order of election to that office by the Board, shall perform the duties of the General Counsel.

Section 4.17     Controller.
                 ----------

            The Controller shall be the chief accounting officer of the corporation and shall have control over all accounting matters concerning the corporation and shall perform such other duties as the Board or the President shall designate.

Section 4.18     Secretary.
                 ---------

            The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of the stockholders, the Board, and its committees, and a share register or a duplicate share register.

            The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board and any committees thereof required by the By-laws or by law to be given, shall keep the seal of the corporation in safe custody, shall from time to time issue such corporate secretarial certificates as may be required for the business and affairs of the corporation, and shall have such other general powers and duties of management usually vested in the office of secretary of a corporation and as may be prescribed by the Board, the President or the By-laws.

Section 4.19     Assistant Secretary.
                 -------------------

            One or more Assistant Secretaries, if any, shall perform such of the duties of the Secretary as the Secretary shall designate, and in the absence or disability of the Secretary, any Assistant Secretary, in order of election to that office by the Board, shall perform the duties of the Secretary.

Section 4.20     Secretary Pro Tempore.
                 ---------------------

            At any meeting of the Board or of the stockholders from which the Secretary and Assistant Secretary are absent, a Secretary pro tempore may be appointed by the Board or stockholders as appropriate and act.

Section 4.21     Treasurer.
                 ---------

            The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation. The books of account shall at all times be open to inspection by any director.

            The Treasurer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board pursuant to Section
5.2. The Treasurer shall disburse or cause to be disbursed, the funds of the corporation as may be ordered by the President or the Chief Financial Officer, shall render to the President, the Chief Financial Officer or the directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or the By-laws.

Section 4.22     Assistant Treasurer.
                 -------------------

            One or more Assistant Treasurers, if any, shall perform such of the duties of the Treasurer as the Treasurer shall designate, and in the absence or disability of the Treasurer, any Assistant Treasurer, in order of election to that office by the Board, shall perform the duties of the Treasurer.

Section 4.23     Performance of Duties.
                 ---------------------

            Officers shall perform the duties of their respective offices as stated in these By-laws, and such additional duties as the Board shall designate.


                        ARTICLE V -- OTHER PROVISIONS
                        -----------------------------


Section 5.1      Inspection of By-laws.
                 ---------------------

            The corporation shall keep in its principal executive office the original or a copy of these By-laws, as amended to date, which shall be open to inspection by stockholders at all reasonable times during office hours.

Section 5.2      Contracts and Other Instruments, Loans,
                 Notes and Deposit of Funds.
                ---------------------------------------

            The Chairman of the Board, the Vice Chairman of the Board, the President and any Vice President of this corporation, either alone or with the Secretary or an Assistant Secretary, shall execute in the name of the corporation such written instruments as may be authorized by the Board and, without special direction of the Board, such instruments as transactions of the ordinary business of the corporation may require and, such officers without the special direction of the Board may authenticate, attest or countersign any such instruments when deemed appropriate. The Board may authorize any person, persons, entity, entities, attorney, attorneys, attorney-in-fact, attorneys-in-fact, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

            No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the Board as it may direct. Such authority may be general or confined to specific instances.

            All checks, drafts, or other similar orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as the Board, Chief Executive Officer, Chief Financial Officer or Treasurer may direct.

            Unless authorized by the Board or these By-laws, no officer, agent, employee or any other person or persons shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

            All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board may direct.

Section 5.3      Representation of Shares of Other corporations.
                 ----------------------------------------------

            The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 5.4      Fiscal Year and Subdivisions.
                 ----------------------------

            The calendar year shall be the corporate fiscal year of the corporation. For the purpose of paying dividends, for making reports and for the convenient transaction of the business of the corporation, the Board may divide the fiscal year into appropriate subdivisions.

Section 5.5      Record Owners.
                 -------------

            The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 5.6      Construction and Definitions.
                 ----------------------------

            Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the DGCL shall govern the construction of these By-laws.


                        ARTICLE VI -- INDEMNIFICATION
                        -----------------------------

Section 6.1 Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation.
                 -------------------------------------------------------

            Subject to Section 6.3 of this Article, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Section 6.2      Power to Indemnify in Actions, Suits or
                 Proceedings by or in the Right of the Corporation.
                 -------------------------------------------------

            Subject to Section 6.3 of this Article VI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged or found to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 6.3      Authorization of Indemnification.
                 --------------------------------

            Any indemnification under this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2 of this Article, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or
(iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the corporation. To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 6.4      Good Faith Defined.
                 ------------------

            For purposes of any determination under Section 6.3 of this Article, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term "another enterprise" as used in this Section 6.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 6.1 or 6.2 of this Article, as the case may be.

Section 6.5      Indemnification by a Court.
                 --------------------------

            Notwithstanding any contrary determination in the specific case under Section 6.3 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 6.1 and 6.2 of this Article. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 6.1 or 6.2 of this Article, as the case may be. Neither a contrary determination in the specific case under Section 6.3 of this Article nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this
Section 6.5 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.6      Expenses Payable in Advance.
                 ---------------------------

            Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VI.

Section 6.7      Indemnification of Employees and Agents.
                 ---------------------------------------

            A person who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she is or was an employee or agent of this corporation or is or was serving at the request of this corporation as an employee or agent of another enterprise, including service with respect to employee benefit plans, whether the basis of such action is an alleged action or inaction in an official capacity or in any other capacity while serving as an employee or agent, may, subject to the terms of any agreement between this corporation and such person, be indemnified and held harmless by this corporation to the fullest extent permitted by Delaware law and the Certificate of Incorporation, against all costs, charges, expenses, liabilities, and losses, (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.

Section 6.8      Right of Directors and Officers to Bring Suit.
                 ---------------------------------------------

            If a claim under Section 6.1 or Section 6.2 of this Article is not paid in full by this corporation within thirty (30) days after a written claim has been received by this corporation, the claimant may at any time thereafter bring suit against this corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. Neither the failure of this corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by this corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption for the purpose of an action that the claimant has not met the applicable standard of conduct.

Section 6.9      Successful Defense.
                 ------------------

            Notwithstanding any other provisions of this Article, to the extent that a director or officer has been successful on the merits in defense of any proceeding referred to in Section 6.1 or in Section 6.2 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

Section 6.10     Nonexclusively of Rights.
                 ------------------------

            The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 6.1 and 6.2 of this Article shall be made to the fullest extent permitted by law. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.1 or 6.2 of this Article but whom the corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 6.11     Survival of Indemnification and Advancement of Expenses.
                 -------------------------------------------------------

            The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.12     Limitation on Indemnification.
                 -----------------------------

            Notwithstanding anything contained in this Article to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.5 hereof), the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board (other than a suit permitted by Section 6.8 of this Article). Any indemnification under this Article (unless ordered by a court) to be made by the corporation is further subject to the following limitations: (A) the corporation shall indemnify any such person seeking indemnification in connection with settlement of a proceeding (or part thereof), other than a proceeding by or in the name of this corporation, to procure a judgment in its favor only if any settlement of such a proceeding is approved in writing by the corporation; and (B) that no such person shall be indemnified (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any directors' and officers' liability insurance policy maintained by the corporation; (ii) on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase or sale by such person of securities of the corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any foreign federal, state, or local statutory law or regulation; (iii) if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful; and (iv) as to circumstances in which indemnity is expressly prohibited by any provision of the DGCL.

Section 6.13     Insurance.
                 ---------

            This corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of this corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not this corporation would have the power to indemnify such person against such expense, liability, or loss under the Law.

Section 6.14     Expenses as a Witness.
                 ---------------------

            To the extent that any director, officer, employee, or agent of this corporation is, by reason of such position or a position with another entity at the request of this corporation, a witness in any action, suit, or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

Section 6.15     Indemnity Agreements.
                 --------------------

            This corporation may enter into agreements with any director, officer, employee, or agent of this corporation providing for indemnification to the fullest extent permissible under the DGCL and the Certificate of Incorporation.

Section 6.16     Severability.
                 ------------

            Each and every paragraph, sentence, term, and provision of this
Article is separate and distinct so that if any paragraph, sentence, term, or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term, or provision hereof. To the extent required, any paragraph, sentence, term, or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between this corporation and claimant, the broadest possible indemnification permitted under applicable law.

Section 6.17     Certain Definitions.
                 -------------------

            For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

Section 6.18     Effect of Repeal or Modification.
                 --------------------------------

            Any repeal or modification of this Article shall not adversely affect any right of indemnification of a director or officer existing at the time of such repeal or modification with respect to any action or omission occurring prior to such repeal or modification.


                          ARTICLE VII -- AMENDMENTS
                          -------------------------


Section 7.1      Amendments.
                 ----------

            These By-laws may be amended or repealed, in whole or in part, or new By-laws may be adopted either by the holders of a majority of the outstanding capital stock entitled to vote thereon or by the approval of the Board; provided, however, that notice of such amendment, repeal or adoption of new By-laws be contained in the notice of such meeting of stockholders or Board, as the case may be; and provided, further, that a By-law specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable Board or vice versa may only be adopted by approval of the holders of a majority of the outstanding capital stock entitled to vote thereon. The exact number of directors within the maximum and minimum number specified in these By-laws may be amended by the Board alone.

                              [End of By-laws]